Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 17, 2020 (except for the retroactive effect of the 1-for-3.7 reverse stock split as described in Note 2, as to which the date is July 1, 2020) in Amendment No. 2 to the Registration Statement (Form S-1, No. 333-239301) and related Prospectus of Nkarta, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Redwood City, California

July 8, 2020